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                                                                     EXHIBIT 5.2
742193:mf
910334-010-007

                                 August 9, 2001


Alliant Techsystems Inc. and
the Subsidiary Guarantors named on
Annex A hereto
c/o Alliant Techsystems Inc.
600 Second Street, N.E.
Hopkins, Minnesota 55343

              Re:  $400,000,000 8 1/2% Senior Subordinated Notes due 2011
                   ------------------------------------------------------

Ladies and Gentlemen:

      I am Vice President and General Counsel of Alliant Techsystems Inc., a Delaware corporation (the "Company"), and have advised the Company's subsidiaries listed in ANNEX A hereto (the "Subsidiary Guarantors"), in connection with the proposed issuance and exchange of up to $400,000,000 aggregate principal amount of the Company's 8 1/2% Senior Subordinated Notes due 2011 (the "New Notes") for an equAL principal amount of the Company's 8 1/2% Senior Subordinated Notes due 2011 outstanding on the date hereof (the "Old Notes"), to be issued pursuant to the Indenture dated as of May 14, 2001, by and among tHE Company, as issuer, the Subsidiary Guarantors, as guarantors, and BNY Midwest Trust Company, as trustee (the "Trustee"). The Old Notes are, and the New Notes will be, guaranteed (each a "Subsidiary Guarantee") on a joint and several basis by each of the Subsidiary Guarantors.

      I have examined such documents, records and matters of law as I have deemed necessary for purposes of this opinion, and based thereon, I am of the opinion that:

      (1) each of the Company and the Subsidiary Guarantors is duly organized, validly existing and in good standing under the laws of their respective state of organization;

      (2) the delivery of the Subsidiary Guarantee in respect of the New Notes by each of Alliant Aerospace Company and Alliant International Holdings Inc., each Minnesota corporations, has been duly authorized; and

      (3) when the Registration Statement referred to below relating to the exchange offer described above has become effective under the Securities Act of 1933 and the New Notes have been duly authorized and executed by the Company, authenticated by the Trustee and duly issued in exchange for the Old Notes as contemplated by the Registration Statement, the Subsidiary Guarantee by each of Alliant Aerospace Company and Alliant International Holdings Inc. in respect of the New Notes will have been validly issued.


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      The opinions expressed herein are limited to the federal laws of the
United States of America, the general corporation law of the State of Delaware and the laws of the State of Minnesota, as currently in effect.

      I hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement on Form S-4 filed by the Company and the Subsidiary Guarantors to register the exchange of the New Notes for the Old Notes (and the Subsidiary Guarantee by each respective Subsidiary Guarantor of the New Notes) under the Securities Act of 1933. I hereby authorize Jones, Day, Reavis & Pogue to rely upon this opinion in connection with the opinion rendered by such firm in connection with such Registration Statement and filed as Exhibit 5.1 thereto.

                                        Very truly yours,




                                        /s/ Ann D. Davidson, Esq.
                                        -------------------------
                                        Ann D. Davidson, Esq.
                                        Vice President and General Counsel

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                                                                         ANNEX A

                              SUBSIDIARY GUARANTORS


NAME
----
Alliant Holdings LLC
Alliant Defense LLC
Alliant Ammunition and Powder Company LLC
New River Energetics, Inc.
Alliant Ammunition Systems Company LLC
Alliant Lake City Small Caliber Ammunition Company LLC
Alliant Integrated Defense Company LLC
Alliant Precision Fuze Company LLC
Alliant Propulsion and Composites LLC
Alliant Aerospace Company
Alliant Aerospace Composite Structures Company LLC
Alliant Aerospace Propulsion Company LLC
Alliant Southern Composites Company LLC
ATK Tactical Systems Company LLC
Thiokol Propulsion Corp.
Thiokol Technologies International, Inc.
Alliant International Holdings Inc.